Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows

Mid Cap Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	0		0		91,099,765	5.55
Class B	0		0		4,046,065	5.15
Class C	0		0		1,172,755	5.15
Class I	0		0		19,901,021	5.72

Large Cap Equity Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	1,309,543	0.19		6,765,082	17.09
Class B	193,294	0.08		1,794,536	16.36
Class C	38,495		0.09		477,435	16.64
Class I	22,527,984	0.23		100,382,434	17.16
Class IS	829,172	0.19		4,021,422	17.10




Omega Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	0		0.00		20,327,964	25.60
Class B	0		0.00		13,813,851	22.51
Class C	0		0.00		  2,837,318	22.57
Class I	0		0.00		     622,629	26.25
Class R	0		0.00		       17,480	25.47

Large Company Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	   521,606	0.01		49,079,352	6.96
Class B		0	0.00		2,781,224	6.47
Class C	    67,357	0.00		1,298,590	6.47
Class I		0	0.03		1,954,155	6.96







Growth Fund
		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	10,244,703	0		5,278,906	17.35
Class B	  2,606,383,	0		1,232,043	15.37
Class C	 23,726,496	0		10,986,642	15.35
Class I  	74,916,114	0		38,775,892	17.86